PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(5) (To Prospectus dated January 4, 2024)	Rule 424(b)(5) Registration No. 333-276168

16,800,000 Ordinary Shares Represented by 560,000 American Depositary Shares

Pre-Funded Warrants to Purchase up to 13,200,000 Ordinary Shares Represented by 440,000 American Depositary Shares

13,200,000 Ordinary Shares Represented by 440,000 American Depositary Shares underlying the Pre-Funded Warrants

We are offering to institutional investors pursuant to this prospectus supplement and the accompanying prospectus, (i) 16,800,000 ordinary shares represented by 560,000 American Depositary Shares, or ADSs, at an offering price of $2.00 per ADS and (ii) pre-funded warrants to purchase up to 13,200,000 ordinary shares represented by 440,000 ADSs, at an offering price of $1.999 per pre-funded warrant, to any investor whose purchase of ordinary shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the investor, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, in lieu of ordinary shares that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or at the election of the investor, 9.99%) of our outstanding ordinary shares. Each ADS represents 30 ordinary shares. See “Description of American Depositary Shares” in the accompanying prospectus for more information on the ADSs. Each pre-funded warrant will be exercisable for one ADS. The pre-funded warrants will have an exercise price of $0.001 per ADS, will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants issued in this offering are exercised in full. We are also offering the ordinary shares represented by ADSs issuable from time to time upon exercise of the pre-funded warrants being offered by this prospectus supplement and accompanying prospectus.

In a concurrent private placement, we are selling to such investors unregistered warrants to purchase up to an aggregate of 30,000,000 ordinary shares represented by 1,000,000 ADSs at an initial exercise price of $2.00 per ADS. The warrants are exercisable at any time upon issuance and will expire five years from the date of issuance. The warrants, the ADSs issuable upon the exercise of the warrants and the ordinary shares represented by such ADSs are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

ADSs representing our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GENE.” On April 18, 2024, the closing price of ADSs on the Nasdaq Capital Market was $2.44 per ADS. On April 18, 2024, the closing price of the ordinary shares on the Australian Securities Exchange, under the symbol “GTG,” was A $0.17 per ordinary share. There is no established trading market for the pre-funded warrants, and we do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, based on the closing price of our ADSs on the Nasdaq Capital Market of $3.32 on April 12, 2024, as calculated in accordance with General Instruction I.B.5. of Form F-3, was $12,404,463. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page S-2 of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with the offering. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus, but the placement agent has no obligation to purchase or sell any of such securities or to arrange for the purchase or sale of any specific number or dollar amount of such securities. There is no required minimum offering amount required as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amount set forth below. We have agreed to pay the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per ADS	Per Pre-Funded Warrant	Total
Offering price	$2.00	$1.999	$2,000,000
Placement agent’s fees(1)	$0.15	$0.15	$150,000
Proceeds, before expenses, to us	$1.85	$1.849	$1,850,000

(1)	We have agreed to pay the placement agent a cash fee equal to 7.5% of the aggregate gross proceeds raised in the offering. We have also agreed to (i) pay the placement agent a management fee equal to 1.0% of the aggregate gross proceeds raised in the offering, (ii) pay certain of its expenses, and (iii) issue to the placement agent, or its designees certain warrants. Please refer to the section entitled “Plan of Distribution” on page S-12 of this prospectus supplement for additional information with respect to the compensation payable to the placement agent.

Delivery of the ADSs is expected to be made on or about April 22, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is April 18, 2024.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to a registration statement (No. 333-276168) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus provide specific information about the offering by us of our ordinary shares represented by ADSs under the shelf registration statement. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the offering of ordinary shares represented by ADSs, the registered pre-funded warrants, and the ordinary shares represented by ADSs underlying such pre-funded warrants and adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein as described under the heading “Incorporation by Reference” and the additional information described under the heading, “Where You Can Find More Information” in this prospectus supplement, as well as any free writing prospectus prepared by or on behalf of us or to which we have referred you.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Our historical results do not necessarily indicate our expected results for any future periods.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

In this prospectus supplement, unless the context otherwise requires:

●	references to “ADSs” refer to American Depositary Shares representing ordinary shares;

●	references to the “Company,” “we,” “our”, “GTG” and “Genetic Technologies” refer to Genetic Technologies Limited and its consolidated subsidiaries;

●	references to “dollars,” “U.S. dollars,” “USD” and “$” are to United States Dollars;

●	references to “ordinary shares,” “our shares” and similar expressions refer to our Ordinary Shares; and

●	references to the “SEC” are to the United States Securities and Exchange Commission.

We have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside of the United States.

S-1

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors.” The risk factors included in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements, can be found in the section titled “Risk Factors” and in the documents we incorporate by reference herein.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary may not contain all the information that you should consider before investing in the ADSs. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the documents incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Overview

Genetic Technologies Limited (ASX: GTG; Nasdaq: GENE) was founded in 1989 and listed on the ASX in 2000 and the NASDAQ in 2005. We are one of the major players in guideline driven genomics-based tests in health, wellness, and serious disease through its geneType, EasyDNA, and Affinity DNA brands. In addition to our patented GeneType polygenic based risk tests, our portfolio includes pharmacogenomics, Non-Invasive Prenatal Testing (NIPT), carrier screen testing, oncogenetic diseases, and pet care. The company operates in the USA, Europe, and Asia Pacific under various revenue models.

GTG offers cancer predictive testing and assessment tools to help physicians to improve health outcomes for people around the world. The Company’s patented polygenic risk scores (PRS) platform is a proprietary risk stratification tool developed over the past decade integrating clinical and genetic risk delivering actionable outcomes for physicians and individuals. Sporadic disease occurs in people with no family history of that disease and with no inherited change in their DNA making the risk difficult to predict with traditional methods.

At the forefront in risk prediction in oncology, cardiovascular, and metabolic diseases, Genetic Technologies continues to develop its pipeline of risk assessment products. The recent introduction of geneType Multi-Risk test risk assessments in one test covering breast cancer, colorectal cancer, prostate cancer, ovarian cancer, coronary artery disease and Type-2 diabetes, has now been successfully expanded to include pancreatic cancer, melanoma, and atrial fibrillation. This non-invasive saliva-based test can predict a person’s risk in up to 70% of annual mortalities and morbidities before onset. These tests along with integration of recently acquired DNA based products underpin a broad and complementary portfolio of genomic based tests creating a significant competitive advantage.

GTG recently acquired two direct-to consumer e-commerce DNA testing businesses: EasyDNA (2021), with over 70 websites in 40 countries and 6 brand identities; and Affinity DNA (2022), with a variety of DNA tests including lifestyle, health, and wellbeing genomics-based tests, plus animal testing relating to allergies and intolerances via online marketplaces, including Amazon.

S-2

In May 2019, the Company announced that it had developed two cancer risk assessment tests branded as GeneType for Breast Cancer and GeneType for Colorectal Cancer. The breast cancer test provides substantial improvement over the Company’s legacy breast cancer test BREVAGenplus, by incorporating multiple additional clinical risk factors. This test will provide healthcare providers and their patients with a 5-year and lifetime risk assessment of the patient developing breast cancer. The colorectal cancer test will provide healthcare providers and their patients a 5-year, 10-year, and lifetime risk assessment of the patient developing colorectal cancer.

In June 2020, the Company received US Patent No: US 10,683,549, Methods for assessing risk of developing breast cancer. The Company is the first company in the world to successfully commercialize a polygenic risk test for breast cancer. The granted patent covers the Company’s proprietary panels of single nucleotide polymorphisms (SNPs) and the combination of clinical and phenotypic risk models to create the most comprehensive risk assessment tool on the market: GeneType for Breast Cancer.

In February 2022 the Company received US Patent No: US 11,257,569, Methods of assessing risk of developing a severe response to Coronavirus infection. The granted US patent covers the proprietary technology incorporated into GTG’s geneType COVID-19 Risk Test, which provides a probability that a person will develop severe symptoms requiring hospitalization should they become infected.

During the 2023 financial year the Company continued to develop other risk assessment tests, and improve existing tests across a range of diseases, including:

●	breast cancer
●	pancreatic cancer
●	melanoma
●	colorectal cancer
●	ovarian cancer
●	prostate cancer
●	coronary artery disease
●	atrial fibrillation
●	type 2 diabetes

The Company’s Genetic Testing Business

Following the acquisition of Genetype AG in 1999 and the subsequent renaming to Genetic Technologies Limited, the Company focused on establishing a genetic testing business, which over the following decade saw it become the largest provider of paternity and related testing services in Australia. The Company’s service testing laboratory in Melbourne became the leading non-Government genetic testing service provider in Australia. The genetic testing services of the Company expanded to include at certain times:

●	medical testing
●	animal testing
●	forensic testing
●	plant testing

The acquisition of GeneType AG also provided the Company with ownership rights to a potentially significant portfolio of issued patents. During the intervening years, this portfolio has since been expanded by both organic growth and the acquisition of intellectual property assets from third parties. The patent portfolio is constantly reviewed to ensure that the Company maintains potentially important patents but at the same time keep costs to a minimum by no longer pursuing less commercially attractive and relevant intellectual property.

A strategic alliance with Myriad Genetics Inc. delivered to the Company exclusive rights in Australia and New Zealand to perform DNA testing for susceptibility to a range of cancers. In April 2003, the Company established its cancer susceptibility testing facility within its Australian laboratory. In June 2003, this facility was granted provisional accreditation by the National Association of Testing Authorities, Australia (“NATA”).

In November 2003, the Company joined the world-wide genetic testing network GENDIA as the sole reference laboratory for the network in Australia and New Zealand. GENDIA consists of more than 50 laboratories from around the world, each contributing expertise in their respective disciplines to create a network capable of providing more than 2,000 different genetic tests. This provided the Company with the ability to offer comprehensive testing services to its customer base in the Asia-Pacific region as well as increasing its exposure to other markets.

In April 2010 the Company purchased various assets from Perlegen Sciences, Inc. of Mountain View, California, which included a breast cancer non-familial risk assessment test, BREVAGen™. The Company then began validating the test in our Australian laboratory and initiated the process for obtaining CLIA certification which would enable the Company to undertake the testing of samples received from the U.S. market. By July 2010, a new U.S. subsidiary named Phenogen Sciences Inc. (renamed GeneType Inc. on April 3, 2023) had been incorporated by the Company in Delaware to market and distribute the BREVAGen™ test across the United States.

In October 2014, the Company announced the U.S. release of BREVAGenplus, an easy-to-use predictive risk test for the millions of women at risk of developing sporadic, or non-hereditary, breast cancer, representing a marked enhancement in accuracy and broader patient applicability, over its first generation BREVAGen™ product. The Company also made a pivotal change of sales and marketing emphasis toward large comprehensive breast treatment and imaging centers, which are more complex entities with a longer sales cycle, but higher potential.

S-3

GeneType for Breast Cancer

The identification in 2007 of a number of genetic biomarkers, consisting of single nucleotide polymorphisms (SNPs), each with an associated small relative risk of breast cancer, led to the development of the first commercially available genetic risk test for sporadic breast cancer, BREVAGen. The Company launched the product in the U.S. in June 2011. In October 2014, we released our next generation breast cancer risk assessment test, BREVAGenplus. This new version of the test incorporated a 10-fold expanded panel of SNPs known to be associated with the development of sporadic breast cancer, providing an increase in predictive power relative to its first-generation predecessor test. In addition, the new test was clinically validated in a broader population of women including, African American and Hispanic women. This increased the applicable market applicable to the first-generation test beyond Caucasian women, and simplified the marketing process in medical clinics and breast health centers in the U.S.

The expanded panel of SNPs incorporated into our breast cancer tests were identified from multiple large-scale genome-wide association studies and subsequently tested in case-control studies utilizing specific Caucasian, African American and Hispanic patient samples.

BREVAGenplus was a clinically validated, predictive risk test for sporadic breast cancer which examined a woman’s clinical risk factors, combined with seventy-seven scientifically validated SNPs to allow for more personalized breast cancer risk assessment and risk management.

In May 2019, we announced the development of our next generation breast cancer risk assessment test, ‘GeneType for Breast Cancer’. The new breast cancer test provided substantial improvement over our legacy breast cancer test BREVAGenplus by incorporating key clinical risk factors: family history, mammographic breast density and polygenic risk. This test will provide healthcare providers and their patients with a 5-year and lifetime risk assessment of the patient developing breast cancer.

Germline genetic testing for mutations in BRCA1 and BRCA2 allows for the identification of individuals at significantly increased risk for breast and other cancers. However, such mutations are relatively rare in the general population and account for less than 10% of all breast cancer cases. The remaining 90% of non-familial or sporadic breast cancer have to be defined by other genetic/clinical markers common to the population at large and this is where we have focused our attention.

The ‘GeneType for Breast Cancer’ test is aimed at risk detection of non-BRCA related sporadic breast cancer (that is, for those women who do not have an identified family history of breast cancer). Importantly, this means that the Company’s new test covers 95% of women.

In June 2020, the Company received the approval for its U.S. patent number US 10,683,549, “Methods for Assessing Risk of Developing Breast Cancer.” The granted patent covers the Company’s proprietary panels of single nucleotide polymorphisms (SNPs) and the combination of clinical and phenotypic risk models to create the most comprehensive risk assessment tool on the market: GeneType for Breast Cancer.

GeneType for Colorectal Cancer

Next generation risk assessments combine multiple clinical and genetic risk factors to better stratify individuals at increased risk of developing disease. ‘GeneType for Colorectal Cancer’ incorporates the most impactful risk factors in order to define an individual’s risk of developing colorectal cancer, so the healthcare provider can make screening and preventative care recommendations that are tailored to their patient’s personalized risk.

Colorectal cancer is the third most diagnosed cancer in the U.S., yet 1 in 3 adults are not receiving the appropriate colorectal cancer screening for their age. In addition, rates of colorectal cancer among 20–49-year-olds is steadily increasing. Identifying patients who are most at risk for colorectal cancer can lead to enhanced screening protocols and better outcomes. Most individuals diagnosed with colorectal cancer do not have a significant family history of the disease. ‘GeneType for Colorectal Cancer’ evaluates the genometric risk of developing colorectal cancer for men and women over age 30 who do not have a known pathogenic gene variant.

In sporadic colorectal cancer, no single gene mutation is causal of disease. Rather, common DNA variations or SNPs, each contribute a small but measurable risk of developing disease. ‘GeneType for Colorectal Cancer’ analyses a patient’s DNA for more than 40 SNPs that have been clinically validated in their association with colorectal cancer. By combining the effects of all of these SNPs into a single polygenic risk score (PRS), ‘GeneType for Colorectal Cancer’ will provide a superior risk stratification over standard risk assessments that incorporate only clinical factors.

‘GeneType for Colorectal Cancer’ is clinically validated for men and women of 30 years of age or older and for individuals of Caucasian descent. The Company intends to provide updates as it continuously improves its tests and add fully validated models for additional ethnicities.

S-4

Commercial Launch of GeneType Multi-Risk Test

The GeneType brand was re-launched globally in October 2021 following redevelopment of the Company’s websites, marketing and advertising, media releases and announcements to the ASX and NASDAQ. The commercial launch of the GeneType Multi Risk Test in February 2022 included the first phase launch to cover risk assessment for six serious diseases including breast, colorectal, prostate, and ovarian cancers, coronary artery disease and Type-2 diabetes covering more than 50% of all serious diseases, all in one test sample. The GeneType Multi-Test received simultaneous NATA accreditation and CMS certification in Australia and USA respectively. The first phase of the GeneType Multi-Test became available to Health Care Professionals (HCPs) in February 2022.

In March 2023 the Company announced that the geneType multi-risk test had been expanded to include three new diseases: Melanoma, pancreatic cancer, and Atrial Fibrillation, taking the total number of diseases covered by the test to nine. Centers for Medicare & Medicaid (CMS) approved the use of test for U.S. customers in March which was followed by the approval of test for the Australian market in September 2023 by the National Association of Testing Authority (NATA).

Commercial Launch of GeneType Comprehensive Hereditary Breast and Ovarian Cancer (HBOC) Test

In early 2023 we announced that the Company would develop and launch a ‘World First’ Comprehensive Risk Assessment Test which evaluates a women’s risk of developing breast and/or ovarian cancer either from a hereditary genetic mutation or from the far more common familial or sporadic cancer. Combined with other clinical risk factors the test provides a comprehensive risk assessment in a simple saliva test. This announced to the market in March 2024.

Global Market Expansion Opportunities

In November 2023, the Company announced its plan to launch its three brands, EasyDNA, Affinity DNA, and geneType, via the United Kingdom (U.K.) pharmacy channel in April 2024. The U.K. National Pharmacy Association is driving an initiative to make at home testing accessible in Pharmacy versus General Practice. Secondly, the Company is accelerating its plan to broaden our geneType brand into Southeast Asia and in discussions on several initiatives with potential partners.

Scientific Publications and Peer Reviewed Manuscripts

Over the past 12 months our clinical and scientific team continue to lead the Company’s innovation, successfully publishing six peer reviewed manuscripts. The data highlighting the clinical validity and utility of our patented geneType technology. Our talented team continue to collaborate with world leading institutions to advance our innovation.

Direct-to-Consumer Channel of Lifestyle Genetic Tests

The Company’s acquisition of EasyDNA, in August 2021, provide the Company direct-to-consumer channel for the sale and distribution of lifestyle genetic tests. This was followed by the acquisition of Affinity DNA in August 2022. Both EasyDNA & Affinity DNA brand of tests can be completed by the customer without the need to consult a healthcare professional. The laboratory testing of the EasyDNA and Affinity DNA genetic tests are performed by contracted laboratories in the US, Europe and Australia. EasyDNA and Affinity DNA customers order their tests online using our network of websites covering 40 countries.

S-5

Recent Information

April 2024 – GTG to pilot GeneType in Breast Screen centers across the U.S.

On April 11, the company announced it was establishing a clinical implementation study with breast imaging centers across New York, Miami and Houston. This initiative will pilot the integration of the geneType test into breast imaging centers, assisting in the streamlining of care that is currently fragmented.

March 2024 – GTG to develop Worlds Most Advanced Comprehensive Risk Test

On March 22 the company announced the development of the Company’s most advanced risk assessment test for serious diseases, building on the success of the Comprehensive Hereditary Breast and Ovarian Cancer (HBOC) test. latest innovation will be a world first; including over 200 high penetrant genes to unlock the hereditary disease risk to its current multi-test associated with the most common cancers, cardiovascular disease, and type 2 diabetes. This ground-breaking innovation enables doctors to identify nearly 100% of people at risk of disease going beyond family history.

February 2024 – Launch U.S. Customer Digital Media Sales Campaign

On February 28 the company Announced the launch of a wide-reaching customer – targeted digital advertising campaign in the United States. This comprehensive program will drive Consumer Initiated Testing (CIT) for the company’s geneType Risk Assessment Tests. The campaign will commence end of March 2024 and will scale up throughout the remainder of the year. The U.S. wellness testing market is projected to reach $4.9 billion by 2032 from $878.9 million in 2022 with an annual growth rate of 18.86%. GTG’s strategy ensures that the company’s geneType Risk Assessment test portfolio will be able to access this segment. of this rapidly growing market in the U.S.

February 2023 Registered Offering

On February 7, 2023, the Company announced the closing of its registered direct offering with several institutional investors for the purchase and sale of 3,846,155 ADSs, each representing six hundred (600) ordinary shares of the Company, at a purchase price of $1.30 per ADS. H.C. Wainwright & Co. acted as the exclusive placement agent for the offering. The gross proceeds to the Company from this offering were approximately $5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company.

MRFF Grant

On September 11, 2023, GTG announced that it had been named National Research Partner for a Medical Research Future Fund (MRFF) Genomics Health Futures Mission Grant which was awarded to a group of renowned national and international research and charity organizations. The grant will provide funding for the CASSOWARY Trial: a randomized controlled trial of the clinical utility and cost-effectiveness of a multi-cancer polygenic risk score in general practice. The Cassowary Trial is a collaboration between international investigators from GTG (Industry partner), University of Melbourne and Queen Mary University of London, The Royal Melbourne Hospital, Royal Marsden NHS Foundation Trust, and the Daffodil Centre.

Share Consolidation and ADS Ratio Change

On November 22, 2023, we held our 2023 Annual General Meeting of shareholders (the “2023 Annual Meeting”). At the 2023 Annual Meeting, our shareholders approved a share consolidation of all classes of securities, including ordinary shares at a ratio of one (1) for every parcel of one hundred (100) securities held, such that each hundred ordinary shares of the Company would be combined into one ordinary share of the Company (the “Local Consolidation”). In connection with the Local Consolidation, the Company also simultaneously adjusted its ADS Ratio from the then-existing ratio of one ADS representing 600 ordinary shares to one ADS representing 30 ordinary shares (the “Ratio Change”). Both the Local Consolidation and the Ratio Change became effective at the open of trading on December 14, 2023. Our ordinary shares continue to be traded on the ASX, under the symbol “GTG.” The ADSs continue to be traded on The Nasdaq Stock Exchange under the symbol “GENE”.

On the effective date of the Ratio Change, ADS holders were required on a mandatory basis to surrender their old ADSs to the depository for cancellation and exchange at a rate of one “new” ADS (CUSIP 37185R406) for every five “old” ADSs (CUSIP 37185R307) surrendered. Holders of ADSs in the Direct Registration System or in brokerage accounts had their ADSs automatically exchanged with no further action. No fraction of an ADS was issued.

Corporate Information

Our corporate headquarters and laboratory are located at 60-66 Hanover Street, Fitzroy, Victoria, 3065, Australia and our telephone number is 61 3 8412 7000. The offices of our U.S. subsidiary, geneType Inc., are located at 1300 Baxter Street, Suite 255, Charlotte, North Carolina 28269 and the office telephone number is (877) 992-7382. Our website address is www.genetype.com. The information in our website is not incorporated by reference into this prospectus and should not be considered as part of this prospectus.

S-6

The Offering

The following summary contains basic information about our securities and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the ADSs, you should read the section of the accompanying prospectus entitled “Description of American Depositary Shares.”

Issuer	Genetic Technologies Limited

ADSs we are offering	16,800,000 ordinary shares represented by 560,000 ADSs.

Offering price per ADS	$2.00 per ADS

The ADSs	Each ADS represents 30 ordinary shares, no par value. The offered ADSs may be evidenced by American Depositary Receipts, or ADRs.

Pre-funded warrants we are offering

Pre-funded warrants to purchase up to 13,200,000 ordinary shares represented by 440,000 ADSs to any investor whose purchase of ordinary shares in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the investor, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, in lieu of ordinary shares that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or at the election of the investor, 9.99%) of our outstanding ordinary shares. The pre-funded warrants will have an exercise price of $0.001 per ADS, will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This prospectus supplement also relates to the offering of the ordinary shares represented by ADSs issuable upon exercise of the pre-funded warrants.

Offering price per pre-funded warrant	$1.999 per pre-funded warrant.

Concurrent Private Placement	In a concurrent private placement, for every ADSs and pre-funded warrant purchased in this offering, each investor will receive an unregistered warrant to purchase one ADS, for a total number of warrants to purchase up to an aggregate of 30,000,000 ordinary shares represented by 1,000,000 ADSs. The warrants have an exercise price of $2.00 per ADS, are immediately exercisable from the date of issuance and will expire five years from the date of issuance. The warrants, ADSs issuable upon the exercise of the warrants and the ordinary shares represented by such ADSs are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Use of Proceeds	We intend to use the net proceeds for this offering for the following:

●	to drive revenue and support our sales and marketing initiatives through the recently launched digital strategy via the consumer-initiated platforms;
●	to drive sales and support the commercialization of the GeneType Multi Risk test through the B2B channels with U.S. health systems and employers;
●	to expand into new markets in Europe and across South East Asia;
●	to execute the sales and marketing to launch the ‘World First’ Comprehensive Hereditary Breast and Ovarian Cancer Risk Test as part of our germline genetic testing division;
●	for funding product research and development of the newly announced Comprehensive risk test; and
●	for other working capital and general corporate purposes.

Ordinary shares to be outstanding after this offering	4,407,242 ADSs representing 132,217,246 ordinary shares assuming no exercise of the pre-funded warrants.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus along with the documents incorporated by reference herein supplement and on page S-2 of the accompanying prospectus, for a discussion of certain factors you should consider before investing in our securities.

Listings	ADSs representing our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GENE.” Our ordinary shares currently trade on the ASX under the symbol “GTG.”

Depositary	The Bank of New York Mellon.

S-7

The above is based on 3,847,242 ADSs representing 115,217,246 ordinary shares outstanding as of April 19, 2024 which does not include the following:

●	4,630,168 ordinary shares issuable upon exercise of outstanding warrants at exercises prices between $0.10 and $1.04; and

●	400,000 performance ordinary shares issuable to Directors and Senior Management on the achievement of share price targets.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options, performance shares or any of the options or warrants described above.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors described in our annual report on Form 20-F for the year ended June 30, 2023. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose part or all of your investment.

Risks Related to this Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the ADSs you purchase.

Because the price per ADS being offered is substantially higher than our net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of any ADSs you purchase in this offering. After giving effect to the sale by us of (i) an aggregate of 16,800,000 ordinary shares represented by 560,000 ADSs at the offering price of $2.00 per ADS in this offering, (ii) the pre-funded warrants to purchase up to 13,200,000 ordinary shares represented by 440,000 ADSs at the offering price of $1.999 per pre-funded warrant in this offering (assuming full exercise of the pre-funded warrants sold in this offering), and (iii) the unregistered warrants to purchase up to 30,000,000 ordinary shares represented by 1,000,000 ADSs in the concurrent private placement (assuming no exercise of any unregistered warrants), the as adjusted net tangible book value of our ADSs would have been approximately $3.25 million, or $0.67 per ADS, as of December 31, 2023 (an increase in net tangible book value of approximately $0.23 per ADS to our existing shareholders). If you purchase ADSs in this offering, you will suffer immediate and substantial dilution of approximately $1.33 per  ADS, after deducting the placement agent fees and estimated offering expenses payable by us. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase ADSs in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds for this offering for the following:

●	to drive revenue and support our sales and marketing initiatives through the recently launched digital strategy via the consumer-initiated platforms;
●	to drive sales and support the commercialization of the GeneType Multi Risk test through the B2B channels with U.S. health systems and employers;

S-8

●	to expand into new markets in Europe and across South East Asia;
●	to execute the sales and marketing to launch the ‘World First’ Comprehensive Hereditary Breast and Ovarian Cancer Risk Test as part of our germline genetic testing division;
●	for funding product research and development of the newly announced Comprehensive risk test; and
●	for other working capital and general corporate purposes.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or enhance the value of our securities. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our ADSs and ordinary shares to decline and potentially impair the operation and expansion of our business. Pending their use, we may invest the net proceeds from this offering in highly liquid investments. These investments may not yield a favorable return to our stockholders.

A substantial number of ADSs may be sold in this offering, which could cause the price of our ADSs or ordinary shares to decline.

In this offering we will sell 16,800,000 ordinary shares represented by 560,000 ADSs, and pre-funded warrants to purchase up to 13,200,000 ordinary shares represented by 440,000 ADSs. In addition, in a concurrent private placement, we are selling to the purchasers unregistered warrants to purchase up to 30,000,0000 ordinary shares represented by 1,000,000 ADSs at an exercise price of $2.00 per ADS. This sale and any future sales of a substantial number of ADSs or ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of the ADSs on Nasdaq or our ordinary shares on the ASX. We cannot predict the effect, if any, that market sales of those ADSs or ordinary shares or the availability of those ADSs or ordinary shares for sale will have on the market price of the ADSs or our ordinary shares.

Issuance of additional equity securities may adversely affect the market price of the ADSs or ordinary shares.

We are currently authorized to issue 115,417,246 ordinary shares and 3,847,242 warrants (to acquire one ADS, where one ADS is equivalent to 30 ordinary shares) or 115,417,246 options, and may include both warrants and options, but not greater than these stated amounts. As of April 19, 2024, we had 115,417,246 ordinary shares issued and outstanding. As of April 19, 2024, we also had warrants to purchase 4,360,168 ordinary shares and 400,000 performance rights outstanding, of which warrants to purchase 4,360,168 ordinary shares are currently fully  vested or vest within the next 60 days.

To the extent that ADSs or ordinary shares are issued or options and warrants are exercised, holders of the ADSs and our ordinary shares will experience dilution. In addition, in the event of any future issuances of equity securities or securities convertible into or exchangeable for ADSs or ordinary shares, holders of the ADSs or our ordinary shares may experience dilution. We also consider from time to time various strategic alternatives that could involve issuances of additional ADSs or ordinary shares, including but not limited to acquisitions and business combinations, but do not currently have any definitive plans to enter into any of these transactions.

There is no public market for the pre-funded warrants being offered in this offering or the private warrants being sold in a private offering concurrently with this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering or the private warrants being offered in a private placement concurrently with this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or private warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active trading market, the liquidity of the pre-funded warrants and private warrants will be limited.

The pre-funded warrants purchased in this offering and the private warrants being sold in a private offering concurrently with this offering do not entitle the holder to any rights as holders of our ordinary shares until the holder exercises the pre-funded warrant or private warrants.

Until you acquire our ordinary shares upon exercise of your pre-funded warrants purchased in this offering or the private warrants being offered in a private placement concurrently with this offering, such pre-funded warrants or private warrants will not provide you any rights as a holder of ordinary shares, except as set forth therein. Upon exercise of your pre-funded warrants purchased in this offering or the private warrants being offered in a private placement concurrently with this offering, you will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs on or after the exercise date.

Volatile economic or business conditions, including as a result of recent military conflicts and financial sector instability, may have a negative impact on our business.

Continuing concerns over economic and business prospects in the United States and other countries have contributed to increased volatility and diminished expectations for the global economy. The conflict in Ukraine and the imposition of broad economic sanctions on Russia could also raise energy or commodity prices and disrupt global markets. Unrest in Gaza and the recent conflicts within that region continue to pose a threat and potential for war to expand, increasing market volatility across the globe. Recent bank failures, including those of Credit Suisse, Silvergate Bank, Silicon Valley Bank, Signature Bank and First Republic Bank, may result in detrimental effects to the global financial system. If the economic climate deteriorates, our business, including our access to patient samples and the addressable market for diagnostic tests that we may successfully develop, as well as the financial condition of our suppliers and our third-party payors, could be adversely affected, resulting in a negative impact on our business, financial condition, results of operations and cash flows.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $1,550,000, after deducting placement agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering to use the net proceeds for the following:

●	to drive revenue and support our sales and marketing initiatives through the recently launched digital strategy via the consumer-initiated platforms;
●	to drive sales and support the commercialization of the GeneType Multi Risk test through the B2B channels with U.S. health systems and employers;
●	to expand into new markets in Europe and across South East Asia;
●	to execute the sales and marketing to launch the ‘World First’ Comprehensive Hereditary Breast and Ovarian Cancer Risk Test as part of our germline genetic testing division;
●	for funding product research and development of the newly announced Comprehensive risk test; and
●	for other working capital and general corporate purposes.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and the investors will be relying on the judgment of our management with regard to the use of these net proceeds.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in highly liquid investments.

S-9

CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of December 31, 2023;

●	on an as adjusted basis, giving additional effect to the sale of 560,000 ADSs and 440,000 pre-funded warrants in this offering at the public offering price of $2.00 per ADS and $1.999 per pre-funded warrant in this offering, after deducting estimated offering expenses payable by us and assuming full exercise of the pre-funded warrants.

The as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

	December 31, 2023 (A$)
	Actual	As Adjusted (1)
Cash and cash equivalents	$3,729,200	$5,113,274
Other Assets:
Current Assets	$1,986,551	$1,986,551
Non-current Assets	$2,751,111	$2,751,111
Liabilities:
Current liabilities	$3,421,787	$3,421,787
Non-current liabilities	$232,940	$232,940
Equity:
Share capital	$161,342,707	$161,342,707
Other reserves	$4,247,549	$4,247,549
Retained earnings	$(160,778,121)	$(160,778,454)
Total equity	$4,812,135	$7,196,209
Total capitalization	$4,812,135	$7,192,209

(1)	On an as adjusted basis to give effect to the proceeds from the sale of 560,000 ADSs and 440,000 pre-funded warrants, in this offering after deducting estimated offering expenses payable by us, translated from U.S. dollars into Australian dollars at A$1.00 to US$0.6523, which was the average exchange rate for the month of April 2024.

The above excludes:

●	4,630,168 ordinary shares issuable upon exercise of outstanding warrants at exercises prices between $0.10 and $1.04;

●	400,000 performance shares issuable to directors and senior management on the achievement of share price targets;

●	30,000,000 ordinary shares represented by 1,000,000 ADSs issuable upon exercise of the warrants to be issued to the investors in a private placement concurrently with this offering, at an exercise price of $2.00 per ADS; and

●	1,950,000 ordinary shares represented by 65,000 ADSs issuable upon the exercise of warrants to be issued to the placement agent (or its designees) as compensation in connection with this offering, at an exercise price of $2.50 per ADS.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the offering price per ADS and the net tangible book value per ADS after this offering. We calculate net tangible book value per ADS by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding ordinary shares as represented by ADSs.

Our net tangible book value as of December 31, 2023, was approximately $1,690,108 or approximately $0.44 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of ADSs outstanding as of December 31, 2023.

S-10

After giving effect to the sale by us of 16,800,000 ordinary shares represented by 560,000 ADSs and pre-funded warrants to purchase up to 13,200,000 ordinary shares represented by 440,000 ADSs pursuant to this prospectus at the offering price of $2.00 per ADS and $1.999 per pre-funded warrant (assuming full exercise of the pre-funded warrants sold in this offering and assuming no exercise of any unregistered warrants to be issued in the private placement concurrently with this offering), and after deducting placement agent fees and other estimated offering expenses, our net tangible book value at December 31, 2023 would have been $3,245,240, or $0.67 per ADS (or $0.02 per ordinary share). This represents an immediate increase in net tangible book value of $0.23 per ADS ($0.007 per ordinary share) to the then existing shareholders and an immediate dilution of $1.33 per ADS to new investors ($0.04 per ordinary share).

Offering price per ADS		$2.00
Net tangible book value per ADS as of December 31, 2023	$0.44
Increase in net tangible book value per ADS attributable to the investors purchasing ADSs in this offering	$0.23
As adjusted net tangible book value per ADS as of December 31, 2023, after giving effect to this offering		$0.67
Dilution per ADS to the new investors in this offering		$1.33

The above is based on 115,417,246 ordinary shares outstanding as of December 31, 2023 which does not include the following:

●	4,630,168 ordinary shares issuable upon exercise of outstanding warrants at exercises prices between $0.10 and $1.04;

●	400,000 performance shares issuable to directors and senior management on the achievement of share price targets; and

●	1,950,000 ordinary shares represented by 65,000 ADSs issuable upon the exercise of warrants to be issued to the placement agent (or its designees) as compensation in connection with this offering, at an exercise price of $2.50 per ADS.

The above illustration of dilution per share to the investors participating in this offering assumes no exercise of outstanding performance rights to purchase our ordinary shares or outstanding warrants to purchase ADSs or ordinary shares. The exercise of outstanding performance rights and warrants having an exercise price less than the offering price will increase dilution to the new investors.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding performance rights over our ordinary shares. The table above contains the net tangible book value at December 31, 2023, converted from Australian dollar amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. Translation of Australian dollars into U.S. dollars has been made at the exchange rate of A$1.00 to US$.6523, which was the average exchange rate for the month of April, 2024.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the heading “Description of Share Capital and Constitution” in the accompanying prospectus.

Pre-funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investor in this offering and which will be filed with the SEC as an exhibit to our Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

The pre-funded warrants offered hereby will have an exercise price of $0.001 per ADS. The pre-funded warrants will be immediately exercisable and may be exercised at any time after their original issuance until such pre-funded warrants are exercised in full. The exercise prices and numbers of ordinary shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares. Pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding ordinary shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. The investor in this offering may also elect prior to the issuance of pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares.

Cashless Exercise

The holder may elect to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the pre-funded warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional ordinary shares will be issued upon the exercise of the pre-funded warrants. Rather, the number of ordinary shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of ordinary shares, the holders of pre-funded warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until such pre-funded warrant holders exercise their warrants.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the sale of ADSs in this offering, we will issue and sell to the investors in this offering warrants each to purchase 30 ordinary shares represented by one ADS at an initial exercise price equal to $2.00 per ADS. The aggregate number of ordinary shares exercisable pursuant to the warrants is 30,000,000 represented by 1,000,000 ADSs. The exercise price is subject to certain adjustments in the event of (1) payment of a share dividend or other distribution on any class of capital stock that is payable in ADSs or ordinary shares; (2) subdivisions of outstanding ADSs or ordinary shares into a larger number of shares; or (3) combinations of outstanding ADSs or ordinary share into a smaller number of shares.

Each warrant shall be exercisable on the issuance date and have a term of exercise equal to five years from the date of issuance. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, or the Beneficial Ownership Limitation, of the number of our ordinary shares outstanding immediately after giving effect to such exercise. If at the time after the issue date of the warrants, a registration statement or current prospectus covering the resale of the ADSs or ordinary shares issuable upon exercise of the warrants is not available, the holder may exercise the warrants in whole or in part on a cashless basis.

S-11

If, at any time while the warrants are outstanding, (1) we consolidate or merge with or into another entity in which the Company is not the surviving entity; (2) we sell, lease, assign, convey or otherwise transfer all or substantially all of our assets; (3) any tender offer or exchange offer (whether completed by us or a third party) is completed pursuant to which holders of a majority of our outstanding ordinary shares (including any ordinary shares underlying the ADSs) tender or exchange their shares for securities, cash or other property; (4) we effect any reclassification of our ordinary shares or compulsory share exchange pursuant to which outstanding ordinary share is effectively converted or exchange for other securities, cash or property or (5) any transaction is consummated whereby any person or entity acquires more than 50% of the Company’s outstanding ordinary shares (including any ordinary shares underlying the ADSs), each, a Fundamental Transaction, then upon any subsequent exercise of a warrant, the holder thereof will have the right to receive the same amount and kind of securities, cash or other property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares then underlying the ADSs issuable upon exercise of the warrant.

If, at any time while the warrants are outstanding, we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of our ordinary shares, by way of return of capital or otherwise, then each holder of a warrant shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had held the number of ADSs or ordinary shares acquirable upon complete exercise of the warrant immediately prior to the record date for such distribution.

If at any time while the warrants are outstanding we grant, issue or sell any ordinary share equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of our ordinary shares, or the Purchase Rights, then each holder of a warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of ADSs or ordinary shares acquirable upon complete exercise of the warrant immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ordinary shares are to be determined for the grant, issue or sale of such Purchase Rights.

Additionally, we have agreed to issue to the placement agent, or its designees, warrants to purchase up to 65,000 ADSs. The material terms of the placement agent warrants are substantially the same as those issuable to the investors, as described above, with the exception of certain terms. See “Plan of Distribution” for more information on the placement agent warrants.

We have agreed to file a registration statement within 30 days of the date of this prospectus registering the warrants, placement agent warrants and the underlying ADSs and ordinary shares and use commercially reasonable efforts to cause such registration statement to be declared effective no later than 90 days following the closing of this offering.

The warrants, the placement agent warrants and the ADSs and ordinary shares issuable upon exercise of the warrants and placement agent warrants will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors and the placement agent, or its designees, may exercise the warrants and the placement agent warrants, respectively, and sell the underlying ADSs and ordinary shares only pursuant to an effective registration statement under the Securities Act covering the resale of those securities or pursuant to an applicable exemption from registration under the Securities Act.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated December 22, 2023, as amended, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our securities in this takedown from our shelf registration statement and concurrent private placement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering and is not purchasing or selling any securities, nor is required to arrange for the purchase and sale of any specific number or dollar amount of securities other than the use its reasonable “best efforts” to arrange for the sale of securities by us. Therefore, we may not sell the entire amount of securities being offered. The placement agent may engage one or more sub-agents or selected dealers to assist with the offering.

S-12

We have entered into a purchase agreement directly with investors in connection with this offering, and we will only sell our securities offered hereby to the investors who have entered into the purchase agreement.

Delivery of the securities is expected to be made on or about April 22, 2024, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent a cash fee equal to 7.5% of the aggregate gross proceeds of this offering. We have also agreed to pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, a non-accountable expense allowance of $25,000 in connection with this offering, and to reimburse the placement agent’s reasonable and documented expenses in connection with this offering, including fees and expenses of outside counsel, in the amount of up to $50,000. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $275,000

In addition, we agreed to issue unregistered warrants to the placement agent, or its designees, to purchase 65,000 ADSs, subject to and upon obtaining shareholder approval for such issuance. The placement agent warrants will have an exercise price of $2.50 per ADS and have a term that will commence upon obtaining shareholder approval for such issuance and expire five years from the commencement of sales of this offering. The placement agent warrants will have substantially the same terms as the warrants being sold to the investors in the simultaneous private placement transaction, with the exception of the following terms: (a) Beneficial Ownership Limitation is 4.99%, (b) holders of placement agent warrants are not entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of ordinary shares or ADSs and (c) the placement agent warrants are not immediately exercisable.

The following table sets forth the per ADS, per pre-funded warrants and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the ADSs and pre-funded warrants pursuant to this prospectus supplement and the accompanying prospectus:

	Per ADS	Per Pre-Funded Warrant	Total
Offering price	$2.00	$1.999	$2,000,000
Placement agent’s fees	$0.15	$0.15	$150,000
Proceeds, before expenses, to us	$1.85	$1.849	$1,850,000

After deducting those fees and expenses due to the placement agent and our other estimated offering expenses, we expect the net proceeds from this offering to be approximately $1,550,000.

Tail Financing Payments

We have agreed that the placement agent shall be entitled to compensation, with respect to any public or private offering or other financing or capital-raising transaction of any kind, a Tail Financing, to the extent that such financing or capital is provided to the Company by investors whom the placement agent had “brought over-the-wall” during the term of its engagement if such Tail Financing is consummated at any time within the twelve-month period following the expiration or termination of the placement agent’s engagement by the Company.

Right of First Refusal

Pursuant to our engagement agreement with the placement agent, we have granted a right of first refusal to the placement agent to participate in any public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities other than in Australia using an underwriter or placement agent, at any time prior to the twelve-month anniversary of the date of the closing of the offering.

S-13

Lock-up Restrictions

We have agreed with the investors in this offering, for a period of 90 days following the date of closing of the offering to be subject to a lock-up period, subject to certain customary exceptions. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of ADS, ordinary shares or ordinary share equivalents, subject to certain exceptions. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our securities or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering. except that following the date that is 30 days after the closing date of this offering, we may issue ADSs and/or ordinary shares pursuant to an “at-the-market” program with the Placement Agent as the sales agent.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the securities sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ADSs, ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. The placement agent acted as our placement agent in each of our January 2021, July 2020, May 2020, April 2020, and February 2023 financings, for which it received compensation.

The foregoing description of the engagement agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to such, a copy of which will be attached as an exhibit to our Report on Form 6-K being filed with the SEC in connection with this offering.

The depositary for the ADSs to be issued in this offering is The Bank of New York Mellon.

S-14

EXPERTS

The consolidated financial statements for the years ended June 30, 2023 and 2022, included in the June 30, 2023 Annual Report on Form 20-F, have been incorporated by reference herein in reliance upon the report of GRANT THORNTON AUDIT PTY LTD, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Sichenzia Ross Ference Carmel LLP has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and K&L Gates LLP has passed upon certain legal matters regarding the securities offered hereby under Australian law. Ellenoff Grossman & Schole LLP, New York, New York, has acted as counsel for the placement agent in connection with certain legal matters related to this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 and relevant exhibits and schedules, under the Securities Act covering the ordinary shares represented by ADSs to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares and the ADSs. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering. The documents we incorporate by reference are:

(1)	our annual report on Form 20-F for the year ended June 30, 2023, filed with the SEC on August 30, 2023;

(2)	our Form 6-Ks furnished with the SEC on August 30, 2023; August 31, 2023; September 11, 2023; September 11, 2023; September 27, 2023, October 30, 2023; November 21, 2023; November 24, 2023; November 24, 2023; December 1, 2023; December 6, 2023; December 7, 2023; December 12, 2023; December 19, 2023; December 27, 2023; December 28, 2023; January 5, 2024; January 9, 2024; January 31, 2024; February 7, 2024; February 15, 2024; February 20, 2024; February 26, 2024, March 7, 2024; March 21, 2024; March 22, 2024; March 25, 2024; March 26, 2024; April 8, 2024; April 11, 2024 and April 17, 2024.

(3)	the description of our securities contained in Exhibit 4.1 to our Annual Report on Form 20-F for the year ended June 30, 2020 filed with the SEC on October 22, 2020, and any amendment or report filed for the purpose of further updating that description.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Simon Morriss

60-66 Hanover Street

Fitzroy, Victoria, 3065, Australia

Tel: 011613-9415-1135

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-15

PROSPECTUS

$75,000,000
American Depositary Shares Representing Ordinary Shares
Preference Shares
Warrants
Units

Genetic Technologies Limited

We may offer, issue and sell from time to time up to $75,000,000 of our ordinary shares, in the form of American Depositary Shares, or ADSs, preference shares, warrants to purchase ordinary shares, in the form of ADSs and a combination of such securities, separately or as units, in one or more offerings. Each ADS represents 30 ordinary shares. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ADSs, ordinary shares, preference shares, warrants, and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can More Find Information,” before you make your investment decision.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ADSs are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “GENE” and our ordinary shares are listed on the Australian Securities Exchange, or ASX, under the symbol “GTG.”

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, based on the closing price of our ADSs on the Nasdaq Capital Market of $2.79 on December 18, 2023, as calculated in accordance with General Instruction I.B.5. of Form F-3, was $10,227,506. On December 18, 2023, the last sale price of our ordinary shares on the ASX was A$0.135 per share. We have sold securities in the aggregate amount of $5,000,0000 pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” in this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the U.S. Securities and Exchange Commission, any U.S. state securities commission, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “Genetic Technologies,” “we,” “us” and “our” refer to Genetic Technologies Limited and its consolidated subsidiaries. References to “ordinary shares,” “ADSs,” “preference shares,” “warrants” and “share capital” refer to the ordinary shares, ADSs, preference shares, warrants and share capital, respectively, of the Company.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

For investors outside of the United States: We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “potential” and “should,” among others.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to substantial risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, those identified under “Risk Factors.” In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a guarantee by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Forward-looking statements include, but are not limited to, statements about:

●	the commercialization of our patented Multi Risk test launched in 2023 for cancer, cardiovascular and metabolic risk assessment tests in the U.S and Australia;

●	our competitive position in the molecular risk assessment and predictive testing area including a launch of the world’s first comprehensive hereditary breast and ovarian cancer test;

●	our continued collaboration plans to research, develop, and launch our product candidates;

●	the size and growth potential of the current and new market opportunities for our products;

●	our ability to raise additional capital;

●	our expectations regarding our ability to obtain and maintain intellectual property protection;

●	our ability to attract and retain qualified employees and key personnel;

●	our ability to retain and maintain relationship with third party consultants and advisors and their ability to perform adequately;

●	our estimates regarding future revenue, expenses and needs for additional financing; and

●	regulatory developments in the United States, China and other jurisdictions and our compliance with such regulations.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as may be required under applicable.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

2

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about us, the securities that may be sold from time to time, and our financial statements and the notes thereto, all of which appear elsewhere in this prospectus or in the documents incorporated by reference in this prospectus.

Overview

Genetic Technologies Limited (ASX: GTG; Nasdaq: GENE) was founded in 1989 and listed on the ASX in 2000 and the NASDAQ in 2005. A global leader in guideline driven genomics-based tests in health, wellness and serious disease through its geneType, EasyDNA, and Affinity DNA brands. In addition to our patented GeneType polygenic based risk tests, our portfolio includes pharmacogenomics, Non-Invasive Prenatal Testing (NIPT), carrier screen testing, oncogenetic diseases, and pet care.

GTG offers cancer predictive testing and assessment tools to help physicians to improve health outcomes for people around the world. The company’s patented Polygenic Risk Scores (PRS) platform is a proprietary risk stratification tool developed over the past decade integrating clinical and genetic risk delivering actionable outcomes for physicians and individuals. Sporadic disease occurs in people with no family history of that disease and with no inherited change in their DNA making the risk difficult to predict with traditional methods.

Leading the world in risk prediction in Oncology, Cardiovascular, and Metabolic diseases, Genetic Technologies continues to develop our pipeline of risk assessment products. The recent introduction of geneType Multi-Risk test risk assessments in one test covering breast cancer, colorectal cancer, prostate cancer, ovarian cancer, coronary artery disease and Type-2 diabetes, has now been successfully expanded to include Pancreatic Cancer, Melanoma, and Atrial Fibrillation. This first in class test non-invasive saliva-based test can predict a person’s risk in up to 70% of annual mortalities and morbidities before onset. These tests along with integration of recently acquired DNA based products underpin a broad and complementary portfolio of genomic based tests creating a significant competitive advantage.

GTG has recently acquired two direct-to consumer e-commerce DNA testing businesses: EasyDNA (2021), with over 70 websites in 40 countries and 6 brand identities; and Affinity DNA (2022), with a variety of DNA tests including lifestyle, health, and wellbeing genomics-based tests, plus animal testing relating to allergies and intolerances via online marketplaces, including Amazon.

The company operates in the USA, Europe, and Asia Pacific under various revenue models. For more information, please visit www.genetype.com.

3

In May 2019, the Company announced that it had developed two new cancer risk assessment tests branded as GeneType for Breast Cancer and GeneType for Colorectal Cancer. The new breast cancer test provides substantial improvement over the Company’s legacy breast cancer test BREVAGenplus, by incorporating multiple additional clinical risk factors. This test will provide healthcare providers and their patients with a 5-year and lifetime risk assessment of the patient developing breast cancer. The colorectal cancer test will provide healthcare providers and their patients a 5-year, 10-year, and lifetime risk assessment of the patient developing colorectal cancer.

In June 2020, the Company received US Patent No: US 10,683,549, Methods for assessing risk of developing breast cancer. The Company is the first company in the world to successfully commercialize a polygenic risk test for breast cancer. The granted patent covers the Company’s proprietary panels of single nucleotide polymorphisms (SNPs) and the combination of clinical and phenotypic risk models to create the most comprehensive risk assessment tool on the market: GeneType for Breast Cancer.

In February 2022 the Company received US Patent No: US 11,257,569, Methods of assessing risk of developing a severe response to Coronavirus infection. The granted US patent covers the proprietary technology incorporated into GTG’s geneType COVID-19 Risk Test, which provides a probability that a person will develop severe symptoms requiring hospitalization should they become infected.

During the 2023 financial year the Company continued to develop other risk assessment tests, and improve existing tests across a range of diseases, including:

●	Breast cancer
●	Pancreatic Cancer
●	Melanoma
●	Colorectal cancer
●	Ovarian cancer
●	Prostate cancer
●	Coronary artery disease
●	Atrial Fibrillation
●	Type 2 diabetes

The Company’s Genetic Testing Business

Following the acquisition of Genetype AG in 1999 and the subsequent renaming to Genetic Technologies Limited, the Company focused on establishing a genetic testing business, which over the following decade saw it become the largest provider of paternity and related testing services in Australia. The Company’s service testing laboratory in Melbourne became the leading non-Government genetic testing service provider in Australia. The genetic testing services of the Company expanded to include at certain times:

●	Medical testing
●	Animal Testing
●	Forensic Testing
●	Plant Testing

The acquisition of GeneType AG also provided the Company with ownership rights to a potentially significant portfolio of issued patents. During the intervening years, this portfolio has since been expanded by both organic growth and the acquisition of intellectual property assets from third parties. The patent portfolio is constantly reviewed to ensure that the Company maintains potentially important patents but at the same time keep costs to a minimum by no longer pursuing less commercially attractive and relevant intellectual property.

4

A strategic alliance with Myriad Genetics Inc. delivered to the Company exclusive rights in Australia and New Zealand to perform DNA testing for susceptibility to a range of cancers. In April 2003, the Company established its cancer susceptibility testing facility within its Australian laboratory. In June 2003, this facility was granted provisional accreditation by the National Association of Testing Authorities, Australia (“NATA”).

In November 2003, the Company joined the world-wide genetic testing network GENDIA as the sole reference laboratory for the network in Australia and New Zealand. GENDIA consists of more than 50 laboratories from around the world, each contributing expertise in their respective disciplines to create a network capable of providing more than 2,000 different genetic tests. This provided the Company with the ability to offer comprehensive testing services to its customer base in the Asia-Pacific region as well as increasing its exposure to other markets.

In April 2010 the Company purchased various assets from Perlegen Sciences, Inc. of Mountain View, California, which included a breast cancer non-familial risk assessment test, BREVAGen™. The Company then began validating the test in our Australian laboratory and initiated the process for obtaining CLIA certification which would enable the Company to undertake the testing of samples received from the U.S. market. By July 2010, a new U.S. subsidiary named Phenogen Sciences Inc. (renamed GeneType Inc. on April 3, 2023) had been incorporated by the Company in Delaware to market and distribute the BREVAGen™ test across the United States.

In October 2014, the Company announced the U.S. release of BREVAGenplus, an easy-to-use predictive risk test for the millions of women at risk of developing sporadic, or non-hereditary, breast cancer, representing a marked enhancement in accuracy and broader patient applicability, over its first generation BREVAGen™ product. The Company also made a pivotal change of sales and marketing emphasis toward large comprehensive breast treatment and imaging centers, which are more complex entities with a longer sales cycle, but higher potential.

GeneType for Breast Cancer

The identification in 2007 of a number of genetic biomarkers, consisting of single nucleotide polymorphisms (SNPs), each with an associated small relative risk of breast cancer, led to the development of the first commercially available genetic risk test for sporadic breast cancer, BREVAGen. The Company launched the product in the U.S. in June 2011. In October 2014, we released our next generation breast cancer risk assessment test, BREVAGenplus. This new version of the test incorporated a 10-fold expanded panel of SNPs known to be associated with the development of sporadic breast cancer, providing an increase in predictive power relative to its first-generation predecessor test. In addition, the new test was clinically validated in a broader population of women including, African American and Hispanic women. This increased the applicable market applicable to the first-generation test beyond Caucasian women, and simplified the marketing process in medical clinics and breast health centers in the U.S.

The expanded panel of SNPs incorporated into our breast cancer tests were identified from multiple large-scale genome-wide association studies and subsequently tested in case-control studies utilizing specific Caucasian, African American and Hispanic patient samples.

BREVAGenplus was a clinically validated, predictive risk test for sporadic breast cancer which examined a woman’s clinical risk factors, combined with seventy-seven scientifically validated SNPs to allow for more personalized breast cancer risk assessment and risk management.

In May 2019, we announced the development of our next generation breast cancer risk assessment test, ‘GeneType for Breast Cancer’. The new breast cancer test provided substantial improvement over our legacy breast cancer test BREVAGenplus by incorporating key clinical risk factors: family history, mammographic breast density and polygenic risk. This test will provide healthcare providers and their patients with a 5-year and lifetime risk assessment of the patient developing breast cancer.

Germline genetic testing for mutations in BRCA1 and BRCA2 allows for the identification of individuals at significantly increased risk for breast and other cancers. However, such mutations are relatively rare in the general population and account for less than 10% of all breast cancer cases. The remaining 90% of non-familial or sporadic breast cancer have to be defined by other genetic/clinical markers common to the population at large and this is where we have focused our attention.

The ‘GeneType for Breast Cancer’ test is aimed at risk detection of non-BRCA related sporadic breast cancer (that is, for those women who do not have an identified family history of breast cancer). Importantly, this means that the Company’s new test covers 95% of women.

In June 2020, the Company received the approval for its U.S. patent number US 10,683,549, “Methods for Assessing Risk of Developing Breast Cancer.” The granted patent covers the Company’s proprietary panels of single nucleotide polymorphisms (SNPs) and the combination of clinical and phenotypic risk models to create the most comprehensive risk assessment tool on the market: GeneType for Breast Cancer.

5

GeneType for Colorectal Cancer

Next generation risk assessments combine multiple clinical and genetic risk factors to better stratify individuals at increased risk of developing disease. ‘GeneType for Colorectal Cancer’ incorporates the most impactful risk factors in order to define an individual’s risk of developing colorectal cancer, so the healthcare provider can make screening and preventative care recommendations that are tailored to their patient’s personalized risk.

Colorectal cancer is the third most diagnosed cancer in the U.S., yet 1 in 3 adults are not receiving the appropriate colorectal cancer screening for their age. In addition, rates of colorectal cancer among 20–49-year-olds is steadily increasing. Identifying patients who are most at risk for colorectal cancer can lead to enhanced screening protocols and better outcomes. Most individuals diagnosed with colorectal cancer do not have a significant family history of the disease. ‘GeneType for Colorectal Cancer’ evaluates the genometric risk of developing colorectal cancer for men and women over age 30 who do not have a known pathogenic gene variant.

In sporadic colorectal cancer, no single gene mutation is causal of disease. Rather, common DNA variations or SNPs, each contribute a small but measurable risk of developing disease. ‘GeneType for Colorectal Cancer’ analyses a patient’s DNA for more than 40 SNPs that have been clinically validated in their association with colorectal cancer. By combining the effects of all of these SNPs into a single polygenic risk score (PRS), ‘GeneType for Colorectal Cancer’ will provide a superior risk stratification over standard risk assessments that incorporate only clinical factors.

‘GeneType for Colorectal Cancer’ is clinically validated for men and women of 30 years of age or older and for individuals of Caucasian descent. The Company intends to provide updates as it continuously improves its tests and add fully validated models for additional ethnicities.

Commercial Launch of GeneType Multi-Risk Test

The GeneType brand was re-launched globally in October 2021 following redevelopment of the Company’s websites, marketing and advertising, media releases and announcements to the ASX and NASDAQ. The commercial launch of the GeneType Multi Risk Test in February 2022 included the first phase launch to cover risk assessment for six serious diseases including breast, colorectal, prostate, and ovarian cancers, coronary artery disease and Type-2 diabetes covering more than 50% of all serious diseases, all in one test sample. The GeneType Multi-Test received simultaneous NATA accreditation and CMS certification in Australia and USA respectively. The first phase of the GeneType Multi-Test became available to Health Care Professionals (HCPs) in February 2022.

In March 2023 the Company announced that the geneType multi-risk test had been expanded to include three new diseases: Melanoma, pancreatic cancer, and Atrial Fibrillation, taking the total number of diseases covered by the test to nine. Centers for Medicare & Medicaid (CMS) approved the use of test for U.S. customers in March which was followed by the approval of test for the Australian market in September 2023 by the National Association of Testing Authority (NATA).

Commercial Launch of GeneType Comprehensive Hereditary Breast and Ovarian Cancer (HBOC) Test

In early 2023 we announced that the Company would develop and launch a ‘World First’ Comprehensive Risk Assessment Test which evaluates a women’s risk of developing Breast and/or Ovarian Cancer either from a hereditary genetic mutation or from the far more common familial or sporadic cancer. Combined with other clinical risk factors the test provides a comprehensive risk assessment in a simple saliva test, this is scheduled for release in the U.S. in quarter 1 of the 2024 calendar year.

6

Global Market Expansion Opportunities

In November 2023, the Company announced its plan to launch its three brands, EasyDNA, Affinity DNA, and geneType, via the United Kingdom (U.K.) pharmacy channel in April 2024. The U.K. National Pharmacy Association is driving an initiative to make at home testing accessible in Pharmacy versus General Practice. Secondly, the Company is accelerating its plan to broaden our geneType brand into Southeast Asia and in discussions on several initiatives with potential partners.

Scientific Publications and Peer Reviewed Manuscripts

Over the past 12 months our clinical and scientific team continue to lead the Company’s innovation, successfully publishing six peer reviewed manuscripts. The data highlighting the clinical validity and utility of our patented geneType technology. Our talented team continue to collaborate with world leading institutions to advance our innovation.

Direct-to-Consumer Channel of Lifestyle Genetic Tests

The Company’s acquisition of EasyDNA, in August 2021, gave us our direct-to-consumer channel for the sale and distribution of lifestyle genetic tests. This was followed by the acquisition of Affinity DNA in August 2022. Both EasyDNA & Affinity DNA brand of tests can be completed by the customer without the need to consult a healthcare professional. The laboratory testing of the EasyDNA and Affinity DNA genetic tests are performed by contracted laboratories in the US, Europe and Australia. EasyDNA and Affinity DNA customers order their tests online using our network of websites covering 40 countries.

Recent Information

February 2023 Registered Offering

On February 7, 2023, the Company announced the closing of its registered direct offering with several institutional investors for the purchase and sale of 3,846,155 ADSs, each representing six hundred (600) ordinary shares of the Company, at a purchase price of $1.30 per ADS. H.C. Wainwright & Co. acted as the exclusive placement agent for the offering. The gross proceeds to the Company from this offering were approximately $5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company.

MRFF Grant

On September 11, 2023, GTG announced that it had been named National Research Partner for a Medical Research Future Fund (MRFF) Genomics Health Futures Mission Grant which was awarded to a group of renowned national and international research and charity organizations. The grant will provide funding for the CASSOWARY Trial: a randomized controlled trial of the clinical utility and cost-effectiveness of a multi-cancer polygenic risk score in general practice. The Cassowary Trial is a collaboration between international investigators from GTG (Industry partner), University of Melbourne and Queen Mary University of London, The Royal Melbourne Hospital, Royal Marsden NHS Foundation Trust, and the Daffodil Centre.

Share Consolidation and ADS Ratio Change

On November 22, 2023, we held our 2023 Annual General Meeting of shareholders (the “2023 Annual Meeting”). At the 2023 Annual Meeting, our shareholders approved a share consolidation of all classes of our ordinary shares at a ratio of one (1) for one hundred (100) such that each hundred ordinary shares of the Company would be combined into one ordinary share of the Company (the “Local Consolidation”). In connection with the Local Consolidation, the Company also simultaneously adjusted its ADS Ratio from the then-existing ratio of 1 ADS representing six hundred (600) ordinary shares to one (1) ADS representing thirty (30) ordinary shares (the “Ratio Change”). Both the Local Consolidation and the Ratio Change became effective at the open of trading on December 14, 2023. Our ordinary shares will continue to be traded on the ASX, under the symbol “GTGDA”, from December 14 to December 22, 2023, before reverting to the symbol “GTG’ on December 27, 2023. The ADSs will continue to be traded on The Nasdaq Stock Exchange under the symbol “GENE”.

On the effective date, ADS holders were required on a mandatory basis to surrender their old ADSs to BNY Mellon for cancellation and exchange at a rate of one (1) ‘new’ ADSs (CUSIP 37185R406) for every five (5) ‘old’ ADSs (CUSIP 37185R307) surrendered. Holders of ADSs in the Direct Registration System or in brokerage accounts will have their ADSs automatically exchanged and need not take any action. No fraction of an ADS will be issued. BNY Mellon has attempted to sell any fractions and distribute the cash proceeds to holders. A cancellation fee of $0.022200 per Old ADS surrendered was charged.

Corporate Information

Our corporate headquarters and laboratory are located at 60-66 Hanover Street, Fitzroy, Victoria, 3065, Australia and our telephone number is 61 3 8412 7000. The offices of our U.S. subsidiary, geneType Inc., are located at 1300 Baxter Street, Suite 157, Charlotte, North Carolina 28269 and the office telephone number is (877) 992-7382. Our website address is www.genetype.com. The information in our website is not incorporated by reference into this prospectus and should not be considered as part of this prospectus.

7

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the Company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. These risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to our Business

Volatile economic or business conditions, including as a result of recent military conflicts and financial sector instability, may have a negative impact on our business.

Continuing concerns over economic and business prospects in the United States and other countries have contributed to increased volatility and diminished expectations for the global economy. The conflict in Ukraine and the imposition of broad economic sanctions on Russia could also raise energy or commodity prices and disrupt global markets. Unrest in Gaza and the recent conflicts within that region continue to pose a threat and potential for war to expand, increasing market volatility across the globe. Recent bank failures, including those of Credit Suisse, Silvergate Bank, Silicon Valley Bank, Signature Bank and First Republic Bank, may result in detrimental effects to the global financial system. If the economic climate deteriorates, our business, including our access to patient samples and the addressable market for diagnostic tests that we may successfully develop, as well as the financial condition of our suppliers and our third-party payors, could be adversely affected, resulting in a negative impact on our business, financial condition, results of operations and cash flows.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus to support the introduction and distribution of our new products in the Canada, United States, and the United Kingdom; for general product research and development, including of new, as well as improved, geneType risk assessment tests; expansion into other geographical markets, working capital, and other general corporate purposes.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION

The following description of our share capital is only a summary.

Our constituent document or governing rules is a Constitution. Our Constitution is subject to the terms of the Listing Rules of the ASX and the Australian Corporations Act 2001. The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Listing Rules of the Australian Securities Exchange, the Corporations Act 2001 and other applicable law. A general summary of some of the rights and restrictions attaching to ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of and to be present, to vote and to speak at general meetings.

We encourage you to read our Constitution which is included as an exhibit to this registration statement of which this prospectus forms a part. We do not have a limit on our authorized share capital and do not recognize the concept of par value under Australian law. Subject to restrictions on the issue of securities in our Constitution, the Corporations Act 2001 and the Listing Rules of the Australian Securities Exchange and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the board of directors determine.

Dividends

Holders of ordinary shares are entitled to receive such dividends as may be declared by the board of directors. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. As of the date of this prospectus, there have been no dividends paid to holders of ordinary shares.

8

Any dividend unclaimed after a period of twelve years from the date of declaration of such dividend shall be paid to, and held by, the Public Trustee of Victoria. The payment by the board of directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute us as a trustee in respect thereof.

Constitution

Our constituent document is a Constitution which is similar in nature to the by-laws of a company incorporated under the laws of the U.S. Our Constitution does not provide for or prescribe any specific objects or purposes of the Company. Our Constitution is subject to the terms of the Listing Rules of the Australian Securities Exchange and the Corporations Act 2001. Our Constitution may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders who vote by person or proxy at a duly convened shareholders meeting.

Shareholders Meetings

We must hold an annual general meeting within five months of the end of each fiscal year. Our end of fiscal year is currently June 30 each year. At the annual general meeting, shareholders typically consider the annual financial report, directors’ report and auditor’s report and vote on matters, including the election of directors, the appointment of the auditor (if necessary) and fixing the aggregate limit of non-executive directors’ remuneration. We may also hold other meetings of shareholders from time to time. The annual general meeting must be held in addition to any other meetings which we may hold.

The board of directors may call and arrange a meeting of shareholders, when and where they decide. The directors must call a meeting of shareholders when requested by shareholders who hold at least 5% of the votes that may be cast at the meeting or as otherwise required by the Corporations Act 2001. Shareholders with at least 5% of the votes that may be cast at a meeting may also call and hold a general meeting, subject to the notification requirements of the Corporations Act 2001.

Unless applicable law or our Constitution requires a special resolution, a resolution of shareholders is passed if more than 50% of the votes at the meeting are cast in favor of the resolution by shareholders in person or proxy entitled to vote upon the relevant resolution. A special resolution is passed if the notice of meeting sets out the intention to propose the special resolution and it is passed if at least 75% of the votes at the meeting are cast by shareholders in person or proxy entitled to vote upon the relevant resolution.

A special resolution usually involves more important questions affecting the Company as a whole or the rights of some or all of our shareholders. Special resolutions are required in a variety of circumstances under our Constitution and the Corporations Act 2001, including without limitation:

●	to change our name;

●	to amend or repeal and replace our Constitution;

●	to approve the terms of issue of preference shares;

●	to approve the variation of class rights of any class of shareholders;

●	to convert one class of shares into another class of shares;

●	to approve certain buy backs of shares;

●	to approve a selective capital reduction of our shares;

●	to approve financially assisting a person to acquire shares in the Company;

●	to remove and replace our auditor;

●	to change our company type;

●	with the leave of an authorized Australian court, to approve our voluntary winding up;

●	to confer on a liquidator of the Company either a general authority or a particular authority in respect of compensation arrangements of the liquidator; and

●	to approve an arrangement entered into between a company about to be, or in the course of being, wound up.

9

Shareholder Voting Rights

At a general meeting, every shareholder present (in person or by proxy, attorney or representative) and entitled to vote has one vote on a show of hands. Every shareholder present (in person or by proxy, attorney or representative) and entitled to vote has one vote per fully paid ordinary share and that portion of a vote for any partly paid share that the amount paid on the partly paid share bears to the total amounts paid and payable, on a poll. This is subject to any other rights or restrictions which may be attached to any shares. In the case of an equality of votes on a resolution at a meeting (whether on a show of hands or on a poll), the chairman of the meeting has a deciding vote in addition to any vote that the chairman of the meeting has in respect of that resolution.

Issue of Shares and Changes in Capital

Subject to our Constitution, the Corporations Act 2001, the Listing Rules of the Australian Securities Exchange and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine. Our power to issue shares includes the power to issue bonus shares (for which no consideration is payable to the Company), preference shares (including redeemable preference shares) and partly paid shares.

Pursuant to the Listing Rules of the Australian Securities Exchange, our Board may in their discretion issue securities to persons who are not related parties of our Company, without the approval of shareholders, if such issue, when aggregated with securities issued by us during the previous 12-month period would be an amount that would not exceed 15% of our issued share capital at the commencement of the 12-month period (or a combined limit of up to 25% of our issued share capital, subject to certain conditions, if prior approval for the additional 10% is obtained from shareholders at our annual meeting of shareholders). Other allotments of securities require approval by an ordinary resolution of shareholders unless these other allotments of securities fall under a specified exception under the Listing Rules.

The Company may issue preference shares, by approval of a special majority, which is a resolution of which notice has been given and that has been passed by at least 75% of the voting rights represented at the meeting, in person, by proxy, or by written ballot and entitled to vote on the resolution. There are no preference shares issued or allotted as at the date of this prospectus.

Subject to the requirements of our Constitution, the Corporations Act 2001, the Listing Rules of the Australian Securities Exchange and any other applicable law, we may:

●	consolidate or divide our share capital into a larger or smaller number by resolution passed by shareholders at a general meeting;

●	reduce our share capital by special resolution passed by at least 75% of the votes cast by shareholders who vote by person or proxy at a duly convened shareholders meeting (and are not otherwise excluded by law) provided that the reduction is fair and reasonable to our shareholders as a whole, and does not materially prejudice our ability to pay creditors;

●	undertake an equal access buyback of our ordinary shares by ordinary resolution of shareholders (although if we have bought back less than 10% of our shares over the period of the previous 12 months, shareholder approval may not be required); and

●	undertake a selective buyback of certain shareholders’ shares by special resolution passed by at least 75% of the votes cast by shareholders who vote by person or proxy at a duly convened shareholders meeting (and are not otherwise excluded by law), with no votes being cast in favor of the resolution by any person whose shares are proposed to be bought back or by their associates.

In certain circumstances, including the division of a class of shares into further classes of shares, the issue of additional shares or the issue of a new class of shares, we may require the approval of any class of shareholders whose rights are varied or are taken to be varied by special resolution of shareholders generally and by special resolution of the holder of shares in that class whose rights are varied or taken to be varied.

10

Dividends may be paid on shares of one class but not another and at different rates for different classes.

Exchange Controls

Australia has largely abolished exchange controls on investment transactions. The Australian dollar is freely convertible into U.S. dollars. In addition, there are currently no specific rules or limitations regarding the export from Australia of profits, dividends, capital or similar funds belonging to foreign investors, except that certain payments to non-residents must be reported to the Australian Cash Transaction Reports Agency, which monitors such transaction, and amounts on account of potential Australian tax liabilities may be required to be withheld unless a relevant taxation treaty can be shown to apply.

Australian Takeover Law

In Australia, under the Corporations Act 2001, a person is prohibited from acquiring a “relevant interest” in the issued voting shares in an Australia listed company if that acquisition results in any person’s voting power in that company increasing:

a)	from 20% to more than 20%; or

b)	from a starting point that is above 20% and below 90%,

unless the acquisition is made under one of the statutory exceptions set out in the Corporations Act 2001.

A “relevant interest” is a wide and complex concept and includes the power to vote in relation to voting shares or to control the disposal of voting shares.

The most common exceptions under the Corporations Act 2001 which allow a person to obtain control of a Company are:

●	an off-market takeover bid, which is a written offer to all shareholders detailing the terms on which voting shares will be purchased, which complies with the requirements of the Corporations Act 2001;

●	a market takeover bid, which involves a broker standing in the market and purchasing all voting shares in a company at a certain price on behalf of the bidder in accordance with the Corporations Act 2001; and

●	a scheme of arrangement, which is a court-approved form of transaction between a company and its shareholders to bind a company’s shareholder to a form of rearrangement of their rights and obligations. This form of transaction will only be binding if approved by:

○	over 50% of shareholders by number; and

○	at least 75% of the total number of votes cast by shareholders.

11

Other common exceptions used by persons who are not also seeking control include:

●	where shareholder approval by way of ordinary resolution (i.e. over 50%) is obtained for acquisitions of shares above 20%. The bidder and the shareholders from whom the acquisition is to be made would be excluded from voting on such a resolution; and

●	an exception known as “creep” in which a person who has a voting power in the Company of at least 19% throughout the 6 months before the acquisition may acquire up to a further 3% of the Company’s shares over the next six months.

Substantial Shareholder Notices

A person must also give notice to the Company and the ASX if they, acquire an interest in 5% or more in the voting shares of the Company (Substantial Holding). Further notice of any changes of a Substantial Holding by 1% or more within 2 days of the change or within 24 hours is the person has submitted a takeover bid or if the person ceases to be a substantial holder.

Proportional Takeover Provisions

A proportional takeover bid is an off-market offer or bid to purchase a proportion of securities in a certain bid class (Proportional Takeover Bid).

Section 648G of the Corporations Act 2001 allows a company to include in its constitution provisions preventing the registration of a transfer of securities resulting from a Proportional Takeover Bid, unless the relevant holders of the securities approve the bid (Proportional Takeover Provisions). Under the Corporations Act Proportional Takeover Provisions may only apply for a maximum period of three years, unless renewed earlier by shareholder approval passed by way of a special resolution. A special resolution requires approval of 75% of the votes cast by shareholders present and eligible to vote (in person, by proxy, by attorney or, in the case of a corporate Shareholder, by a corporate representative).

The Company’s Constitution contains Proportional Takeover Provisions. Under these provisions where an offer has been made under a Proportional Takeover Bid for the securities in the Company the Directors must convene a meeting of the holders of the relevant class of securities to vote on a resolution to approve that bid. The meeting must be held and the resolution voted on at least 14 days before the last day of the bid period. To be passed the resolution must be approved by a majority of votes at the meeting excluding votes by the bidder and its associates.

However, under the Corporations Act if the meeting is not held in time then a resolution to approve the Proportional Takeover Bid will be deemed to have been passed. If the resolution to approve the takeover bid is passed (or deemed to have been passed) the transfer of Shares resulting from the acceptance of an offer under the bid will be permitted and the transfer will be registered.

If the resolution is rejected the registration of any transfers of securities arising from an offer under the Proportional Takeover Bid will be prohibited and the bid will be deemed to be withdrawn.

The Foreign Acquisitions and Takeovers Act 1975

Under Australian law, in certain circumstances foreign persons are prohibited from acquiring more than a limited percentage in an Australian company without notice from the Australian Treasurer confirming that there is no objection to the Transaction (FIRB Approval). These limitations are set forth in the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth), or the FATA.

12

Under the FATA, as currently in effect, any foreign person (excluding foreign government investors), together with associates, or parties acting in concert, is prohibited from holding an interest of 20% or more in any Australian company if either the value of the Company’s total assets or total issued securities exceeds A$310 million (or A$1,339 million in the case of investors from the U.S. and other countries with which Australia has a free trade agreement) without first obtaining FIRB Approval. “Associates” is a broadly defined term under the Takeovers Act and includes:

●	spouses, lineal ancestors and descendants, and siblings;

●	partners, officers of companies, the company, employers and employees, and corporations;

●	their shareholders related through substantial shareholdings or voting power;

●	corporations whose directors are controlled by the person, or who control a person; and

●	associations between trustees and substantial beneficiaries of trust estates.

The determination of whether a person has acquired a 20% interest must be conducted on a fully diluted basis as well as an undiluted basis. This means that the interest of other convertible securities like options, warrants and units should be included when determining a person’s percentage on a fully diluted basis.

Foreign government investors will require FIRB Approval prior to holding a direct interest in the Company irrespective of the value of the consideration, or the value of the Company’s total assets or total issued securities. The term “direct interest” means an interest of at least 10%, or an interest of at least 5% if the person who acquires the interest has entered a legal arrangement relating to the businesses of the person and the Company beyond the supply of goods or services on ordinary commercial terms; or an interest of any percentage in the Company if the person who acquired the interest is in a position to influence or participate in the central management and control or determine the policy of the Company i.e. if board representation or special veto rights beyond those afforded to shareholders are acquired.

If the necessary approvals are not obtained, the Treasurer may make orders including orders requiring the acquirer to dispose of the securities it has acquired within a specified period of time. Significant criminal and civil penalties may also apply if a person proceeds without FIRB Approval, where it is required in breach of the FATA.

Additionally, if a foreign person (excluding foreign government investors) acquires a holding of a direct interest in the Company the Treasurer has the power to “call in” such acquisitions anytime over a period of 10 years following the acquisition unless FIRB Approval has voluntarily been obtained.

Once “called in”, an investment will be reviewed under the national security test to determine if it raises national security concerns, consistent with the same process as those investors who notify on a mandatory basis. So foreign persons would still have the opportunity to make submissions.

While it is expected that the overwhelming majority of investments will not be called-in for review guidance has been released outlining the investment areas in which investors are encouraged to voluntarily apply for FIRB Approval to obtain certainty on the likelihood of the Treasurer operating the call in power. Relevantly, voluntary notification is encouraged for investments in pathology providers that would result in the applicant holding sensitive personal information (including medical and personal contact details) relating to greater than 100,000 Australian individuals.

To obtain FIRB Approval an application will need to be made setting out (amongst other things) the proposal, the person and their upstream ownership details and the relevant particulars of the acquisition/shareholding. The Australian Treasurer then has 30 days to consider the application and make a decision. However, the Australian Treasurer may extend the period by up to a further 90 days by publishing an interim order. Applications are assessed against a national interest test, which includes national security, competition, data security, economic and government policies including taxation, unless FIRB Approval is voluntarily obtained, in which case just the national security test is applied.

13

If the level of foreign ownership exceeds 40% at any time, we would be considered a foreign person under the Takeovers Act. In such event, we would be required to obtain the approval of the Australian Treasurer for us, together with our associates, to acquire (i) more than 20% of an Australian company or business with assets totaling over A$266 million; or (ii) any direct or indirect ownership in Australian residential real estate and certain non-residential real estate.

The percentage of foreign ownership in us would also be included determining the foreign ownership of any Australian company or business in which it may choose to invest. Since we have no current plans for any such acquisition and do not own any property, any such approvals required to be obtained by us as a foreign person under the Takeovers Act will not affect our current or future ownership or lease of property in Australia.

Our Constitution does not contain any additional limitations on a non-resident’s right to hold or vote our securities.

Australian law requires any off-market transfer of our shares to be made in writing. Otherwise, while our ordinary shares remain listed on the ASX, transfers take place electronically through the ASX’s exchange process and requirements. No stamp duty will be payable in Australia on the transfer of ADSs.

Liquidation Rights

After satisfaction of the claims of creditors, preferential payments to holders of outstanding preference shares and subject to any special rights or restrictions attached to shares, on a winding up, any available assets must be used to repay the capital contributed by the shareholders and any surplus must be distributed among the shareholders in proportion to the number of fully paid shares held by them. For this purpose, a partly paid share is treated as a fraction of a share equal to the proportion which the amount paid bears to the total issue price of the share before the winding up began.

If we experience financial problems, the directors may appoint an administrator to take over our operations to see if we can come to an arrangement with our creditors. If we cannot agree with our creditors, Genetic Technologies Limited may be wound up.

A receiver, or receiver and manager, may be appointed by order of a court or under an agreement with a secured creditor to take over some or all of the assets of a company. A receiver may be appointed, for example, because an amount owed to a secured creditor is overdue.

We may be wound up by order of a court, or voluntarily if our shareholders pass a special resolution to do so. A liquidator is appointed when a court orders a company to be wound up or the shareholders of a company pass a resolution to wind up the company. A liquidator is appointed to administer the winding up of a company.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS represents 30 ordinary shares (or a right to receive 30 ordinary shares) deposited with HSBC Bank Australia Limited, as custodian for the depositary. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered, and its executive offices, are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American depositary receipt, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by holding ADSs in the Direct Registration System, or (B) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold the ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

14

The Direct Registration System is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be confirmed by periodic statements issued by the depositary to the ADS holders entitled thereto.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights. The depositary will be the holder of the shares underlying the ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American depositary receipt. Directions on how to obtain copies of those documents are provided under “Where You Can Find Additional Information.”

Dividends and Other Distributions

If we Pay a Dividend or Other Distribution, How Will You Receive Dividends and Other Distributions on the Shares?

In the event that we pay a cash dividend or make another distribution, the depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares the ADSs represent.

●	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares.

●	Rights to Purchase Additional Shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

15

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

●	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How Are ADSs Issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How Do ADS Holders Cancel an ADS?

You may turn in the ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

Voting Rights

How Do You Vote?

You may instruct the depositary to vote the deposited securities, but only if we ask the depositary to ask for your instructions. Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the shares or other deposited securities underlying the ADSs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of Australia and our Constitution, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct or as described below. Notwithstanding anything to the contrary contained in the deposit agreement, the depositary will not exercise a discretionary proxy in respect of the deposited securities for which it has not timely received instructions.

16

If we ask the depositary to solicit your instructions but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of ordinary shares represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions as to be voted upon unless we notify the depositary that:

●	we do not wish to receive a discretionary proxy;

●	there is substantial shareholder opposition to the particular questions; or

●	the particular question would have an adverse impact on our shareholders.

We are required to notify the depositary if one or more of the conditions specified above exists.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Fees and Expenses

Persons Depositing or Withdrawing Shares Must Pay:		For:

●	US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	●	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
		●	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
●	US$0.02 (or less) per ADS	●	Any cash distribution to you
●	A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	●	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
●	Expenses of the depositary	●	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
		●	Converting foreign currency to U.S. dollars
●	Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	●	As necessary
●	Any charges incurred by the depositary or its agents for servicing the deposited securities	●	As necessary
●	US$0.02 (or less) per ADS per year	●	Depositary services

The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

17

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on the ADSs or on the deposited securities represented by any of the ADSs. The depositary may refuse to register any transfer of the ADSs or allow you to withdraw the deposited securities represented by the ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by the ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers If we:		Then:
●	Change the nominal or par value of our shares Reclassify, split up or consolidate any of the deposited securities	●	The securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

●	Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	●	The depositary may, and will if we ask it to, deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How May the Deposit Agreement Be Amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold the ADS, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How May the Deposit Agreement Be Terminated?

The depositary will terminate the deposit agreement at our direction by mailing a notice of termination to the ADS holders then outstanding at least 90 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing a notice of termination to us and the ADS holders then outstanding if at any time 90 days shall have expired after the depositary shall have delivered to our company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect dividends and other distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. One year after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

18

Limitations on Obligations and Liability

Limits on Our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

●	are not liable if either of us exercises discretion permitted under the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party if it involves expenses or liability unless you furnish satisfactory indemnity; and

●	may rely upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit and any other holder of ADSs or any other person if we believe in good faith such person is competent to give such advice or information.

●	In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADRs

You have the right to cancel the ADSs and withdraw the underlying shares at any time except:

●	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares.

●	When you or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges.

●	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

●	This right of withdrawal may not be limited by any other provision of the deposit agreement.

19

DESCRIPTION OF PREFERENCE SHARES

Subject to any limitations under the Corporations Act, ASX Listing Rules or the Constitution, our board of directors may issue preference shares with any preferential rights, privileges or conditions. The rights and restrictions attaching to any preference shares are set out in our Constitution or in a special resolution of shareholders. Our Constitution does not limit the amount of preference shares that we may issue.

We do not have any preference shares outstanding as of the date of this prospectus. In the future we may issue preference shares that could be converted into ordinary shares. A prospectus supplement will contain and describe the material terms of any preference shares that we offer to the public in the United States, along with any material U.S. federal or Australian income tax considerations relating to the offer of such preference shares.

Consistent with the ASX Listing Rules and our Constitution, any preference shares issued by us must confer on the holders of those preference shares:

●	the same rights as holders of ordinary shares to receive notices of general meetings, other notices, reports and accounts and to attend general meetings;

●	the right to vote in each of the following circumstances and in no others: (i) in a period during which a dividend (or part of a dividend) in respect of the share is in arrears; (ii) on a proposal to reduce our share capital; (iii) on a resolution to approve the terms of a buy-back agreement; (iv) on a proposal that affects rights attached to the shares; (v) on a proposal to wind up our company; (vi) on a proposal for the disposal of the whole of our property, business and undertaking; (vii) during the winding up of our company; (viii) subject to the ASX Listing Rules and Nasdaq, in any additional circumstances specified in the terms of issue of such preference shares by us relating to the shares upon issuance;

●	a dividend in preference to holders of ordinary shares; and

●	a return of capital in preference to holders of ordinary shares if we were to be wound up.

The ASX Listing Rules impose certain limitations on the issuance of preference shares by companies such as our company that are listed on ASX, including:

●	any dividends on preference shares must be at a commercial rate; and

●	any anti-dilution rights must be limited to the right to adjust the number of ordinary shares into which preference shares convert in the event of a share split or consolidation (i.e., reverse stock split), a bonus or entitlement issue (e.g., stock dividend), or other capital reconstruction.

Further, the Corporations Act places certain limitations on payment of dividends, including preferred dividends. A right to receive dividends on a preference share may be expressed to be cumulative where it cannot be paid due to legal limitations.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares represented by ADSs. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

20

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Australian and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

21

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

22

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

23

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, the securities may be issued upon conversion of or in exchange for debt securities or other securities.

24

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

TAXATION

The material Australian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and FINRA fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

U.S. Securities and Exchange Commission registration fee	$11,070
Legal fees and expenses	60,000
FINRA fee	11,750
Accounting fees and expenses	20,000
Printing expenses	2.000
Depositary fees and expenses	5,000
Other miscellaneous fees and expenses	2,000
Total	$111,820

LEGAL MATTERS

Certain legal matters with respect to Australian law with respect to the validity of the offered securities will be passed upon for the Company by K&L Gates, Melbourne, Victoria. Sichenzia Ross Ference Carmel LLP, New York, NewYork, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

25

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in this Registration Statement have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd, an independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. All of our directors and executive officers are non-residents of the United States, and all or substantially all of the assets of such persons are located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon any of our directors and executive officers or on us;

●	enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	enforce in U.S. courts judgments obtained against any of our directors and executive officers or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	to bring an original action in an Australian court to enforce liabilities against any of our directors and executive officers or us based upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments obtained in the U.S. courts against any of our directors and executive officers or us, including actions under the civil liability provisions of the U.S. securities laws.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our annual report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on August 30, 2023;

●	our Form 6-Ks furnished with the SEC on July 28, 2023; August 30, 2023; August 31, 2023; September 11, 2023; September 11, 2023; September 27, 2023, October 30, 2023; November 21, 2023; November 24, 2023; November 24, 2023; December 1, 2023; December 6, 2023; December 7, 2023; December 12, 2023 and December 19, 2023;

●	the description of our securities contained in Exhibit 2.2 to our Annual Report on Form 20-F for the year ended June 30, 2023 filed with the SEC on August 30, 2023, and any amendment or report filed for the purpose of further updating that description.

26

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Simon Morriss

60-66 Hanover Street

Fitzroy, Victoria, 3065, Australia

Tel: 011613-8412-7000

You may also access these documents on our website, www.genetype.com.The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Our annual report on Form 20-F for the year ending June 30, 2023 has been filed with the SEC. The company has also filed reports with the SEC on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

27

16,800,000 Ordinary Shares Represented by 560,000 American Depositary Shares

Pre-Funded Warrants to Purchase up to 13,200,000 Ordinary Shares Represented by 440,000 American Depositary Shares

13,200,000 Ordinary Shares Represented by 440,000 American Depositary Shares underlying the Pre-Funded Warrants

H.C. Wainwright & Co.

April 18, 2024